Exhibit 3.1

              RESTATED CERTIFICATE OF INCORPORATION
                                OF
                     FLEMING COMPANIES, INC.


                           ARTICLE ONE

          The name of the corporation is:

                     FLEMING COMPANIES, INC.


                           ARTICLE TWO

          The address of its registered office in the State of Oklahoma is 735 First National Building, Oklahoma City, Oklahoma
73102, and the name of its registered agent at such address is The Corporation Company.


                          ARTICLE THREE

          The period of existence of the corporation shall be of perpetual duration.


                           ARTICLE FOUR

          The purposes for which the corporation is formed are:

          To engage in the business of procuring and distributing food and related products, and to purchase, buy, sell, exchange, produce, manufacture, process, export, import, handle, store, distribute, and otherwise generally deal in any and all articles of food, food products, and food supplies of all kinds, both at wholesale and retail, and acquire, construct, maintain, operate, buy, sell, and deal with stores selling such goods, wares, and merchandise; to acquire, construct, establish, maintain, operate, or sell or dispose of factories, plants, warehouses, machinery and equipment, markets, stores, and gathering and delivery routes and systems for such purposes.

          To engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Business Corporation Act of Oklahoma.

          To act in and conduct any lawful business for profit at such places and in such manner as its directors shall determine, and in so doing enter into any general, special or limited partnership as a general, special or limited partner; or into any association or arrangement for sharing profits, union of inter est, reciprocal concessions or transactions capable of being conducted so as to benefit, directly or indirectly, the corporation;

          To raise or procure funds from other individuals, firms, associations or corporations to be invested in any business in which this corporation might engage, for and on behalf of the parties investing such funds as individual owners or in one or more joint ventures, general partnerships, limited partner ships, syndicates or other associations or other corporations, whether the corporation is or is not a co-owner, joint venturer, associate, partner or shareholder in the business in which such funds are levied;

          To guarantee, co-sign and be surety for the debts, dues and obligations of its subsidiaries, affiliates, parent corpora-tions, shareholders, partners, whether general, special or limited, joint co-adventurers, co-tenants, and any other persons, firms or corporations, to obtain a loan commitment or contract which will beneficially affect this corporation or its shareholders; provided, it shall not be the purpose of this corporation to transact a business of insurance or to do any act prohibited by law to a business corporation;

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from the terms of any other clause in this or any other article of this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent powers as well as objects and purposes and the enumeration of specific powers, objects and purposes is in addition to and not in limitation of the powers conferred by the provisions of the Oklahoma General Corporation Act.


                           ARTICLE FIVE

          The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is one hundred two million shares (102,000,000) of which two million (2,000,000) are to be Preferred Stock of a par value of $10.00 per share, and one hundred million shares (100,000,000) are to be common stock with a par value of $2.50 per share. The designation of each class, the number of shares of each class, and the par value of each class are as follows:

                               Number         Par
          Class               of Shares      Value
          -----               ---------      -----

          Preferred Stock     2,000,000      $10.00
          Common Stock      100,000,000      $ 2.50

          The preferences, qualifications, limitations, restric-tions and special or relative rights in respect of the shares of each class are as follows:

          Division A - Preferred Stock. Shares of the Preferred Stock may be issued from time to time in one or more series, shares of each series to have such voting powers, full or lim ited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations of the relative powers, rights, preferences and limitations of the shares of each series and the variation and variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. Subject to the limitations imposed herein and by law, the author ity of the Board of Directors of the Corporation with respect to each series shall include but not be limited to the authority to determine the following: (i) the designation and number of shares constituting each series; (ii) the dividend rate payable on each series and whether such dividends are cumulative or noncumulative; (iii) the voting rights, if any, with respect to each series; (iv) the redemption rights, if any, with respect to each series; (v) the creation, if any, of a sinking fund with respect to each series: (vi) the conversion rights, if any, with respect to each series; (vii) the preference rights upon liquidation or dissolution; (viii) the relative priority of the shares of each series to shares of other classes or series with respect to dividends or other dissolution of or the distribution of the assets of the corporation; and (ix) any other rights and qualifications, preferences and limitations or restrictions of the shares of each series.

          Division B - Common Stock. Each share of Common Stock of the Corporation shall be equal in all respects to each other share. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted. Except as otherwise required by law, the holders of Common Stock shall vote together with the holders of shares of Preferred Stock, if any have been issued, and all series thereof who are entitled to vote, and not separately by class.

          Subject to the preferential and other dividend rights, if any, applicable to the shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of the shares of Preferred Stock, if any shall have been issued, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease, or conveyance of all or a part of the assets of the Corporation or any liquidation, dissolution and/or winding up of the Corporation in connection therewith.


                           ARTICLE SIX

          The amount of stated capital with which the corporation will begin business is $500.00, which has been fully paid in.


                          ARTICLE SEVEN

          The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

                                              Consideration to be
Class of Shares        Number of Shares        Received Therefor
---------------        ----------------        -----------------

Common                        200                 $500.00


                          ARTICLE EIGHT

          The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three directors or more than twenty directors, the exact number of directors to be determined from time to time solely by resolution adopted by the board of directors. Until the annual meeting of shareholders in 2002, the directors shall be divided into three classes, as nearly equal in number as possible, consisting initially of three, three and three directors. Each director elected prior to the effective date of this Article Eight shall serve for the full term for which he or she was elected, such that the term of each director elected at the 1997 annual meeting shall end at the annual meeting in 2000, the term of each director elected at the 1998 annual meeting shall end at the annual meeting in 2001, and the term of each director elected at the 1999 annual meeting shall end at the annual meeting in 2002. After the 1999 annual meeting, directors chosen to fill vacancies in the board of directors resulting from any increase in the number of directors or from death, resignation, disqualification or removal shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for which they have been elected expires; provided that vacancies on the board of directors resulting from any increase in the number of directors shall be allocated among the remaining classes of directors at the time such increase occurs. Commencing with the annual meeting in 2002, the foregoing classification of the board of directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. Any newly created directorship resulting from an increase in the number of directors or any vacancy that may occur before the next annual election of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.


                           ARTICLE NINE

          For the regulation of the internal affairs of the corporation, it is provided as follows:

          Authority to adopt, amend, alter, repeal or readopt bylaws for the government of the corporation is, subject to the right of the shareholders to alter or repeal such bylaws, hereby vested in the board of directors.

          No right to dissent shall exist in behalf of any shareholders as to all or any corporate action if such action be approved by the vote or written consent of the holders of at least ninety percent (90%) of all outstanding shares of the corporation, or in behalf of the holders of the shares of any class or classes if such corporation action be approved by the written consent of the holders of at least ninety percent (90%) of all outstanding shares and of at least three-fourths (3/4) of the shares of such class or classes.


                           ARTICLE TEN

          Section 1. Vote Required for Certain Business Combina-tions.

          A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law, this Certificate of Incorporation or otherwise, and except as otherwise expressly provided in Section 2 of this Article Ten:

              (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Share-holder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

              (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary (other than pursuant to any stock option or similar plans now in effect or hereafter adopted by the Corporation and approved by vote of the shareholders of the Corporation solicited substantially in accordance with the rules and regulations then in effect under Section 14 of the Securities Exchange Act of 1934) to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $2,000,000 or more; or

              (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

              (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), including the holders of at least 80% of the outstanding Common Stock not held by Interested Shareholders, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          B.  Definition of "Business Combination".  The term
"Business Combination" as used in this Article Ten shall mean any transaction that is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

          Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article Ten shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

          A.  Approval by Continuing Directors.  The Business
Combination shall have been approved by three-fourths (3/4) of the Continuing Directors (as hereinafter defined).

          B. Price and Procedure Requirements. All of the following conditions shall have been met:

               (i) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                   (a) (if applicable) the highest per share
               price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or
               (2) in the transaction in which it became an Interested Shareholder (the date of such transaction being referred to herein as the "Determination Date"), whichever is higher; or

                    (b) the Fair Market Value per share of Common
               Stock on the Announcement Date or the
               Determination Date, whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                   (a) (if applicable) the highest per share
               price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, which-ever is higher;

                   (b) (if applicable) the highest preferential
               amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                   (c) the Fair Market Value per share of such
               class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

               (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for the largest number of shares of such class of Voting Stock.

               (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by three-fourths (3/4) of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends, if any, paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by three-fourths (3/4) of the Continuing Directors, and
          (2) no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by three-fourths (3/4) of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (vi) A proxy or information statement, describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be prepared and mailed by the Corporation, at the expense of the Interested Shareholder, to public shareholders of the Corporation at least 30 days prior to the meeting at which such Business Combination will be voted upon (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          If the conditions of paragraph B(i)-(v) of this Section have been met, then the provisions of Section 1 of this Article Ten shall not be applicable as to the approval of such Business Combination. If any of such conditions have not been met, then
Section 1 of this Article Ten shall be applicable.

          Section 3. Certain Definitions. For the purposes of this Article Ten:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B.  "Interested Shareholder" shall mean any person
(other than the Corporation or any Subsidiary) who or which:

              (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question owned beneficially by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a "beneficial owner" of any Voting Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) owns beneficially, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are owned beneficially, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1984.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          I. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Ten shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          Section 4. Powers of Continuing Directors. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ten, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock owned beneficially by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets that are the subject of any Business Combination have an aggregate Fair Market Value of $1,000,000 or more, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $2,000,000 or more.


                          ARTICLE ELEVEN

          Section 1. Prevention of "Greenmail". Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Eleven, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Five of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement of any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

          Section 2. Certain Definitions. For the purposes of this Article Eleven:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B.  "Interested Securityholder" shall mean any person
(other than the corporation or any Subsidiary) who or which:

              (i) is the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

              (iii) is an assignee of or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Security-holder, if such assign-ment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a "beneficial owner" of any security of any class of the Corporation:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

          D. For the purposes of determining whether a person is an "Interested Securityholder" pursuant to paragraph B of this
Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

          F. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.


                          ARTICLE TWELVE

          Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwith-standing the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock (as defined in Article Ten of this Certificate of Incorporation), voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Article Ten and Article Eleven of this Certificate of Incorporation; provided, however, that if not less than three-fourths (3/4) of the entire Board of Directors shall adopt a resolution setting forth a proposed amendment hereto and directing that it be submitted to a vote at a meeting of shareholders, then such amendment shall be approved upon receiving the affirmative vote of a majority of all of the votes entitled to be cast by the outstanding capital stock of the Corporation.


                         ARTICLE THIRTEEN

          No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or which he knows to be a violation of law, (iii) under Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit.